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Honeywell International Inc.
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Supplemental Materials 2016 ANNUAL MEETING OF SHAREOWNERS April 2016

1 Forward Looking Statements This report contains “forward - looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward - looking statements. Forward - looking statements are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward - looking statements. Our forward - looking statements are also subject to risks and uncertainties, which can affect our performance in both the near - and long - term. We identify the principal risks and uncertainties that affect our performance in our Form 10 - K and other filings with the Securities and Exchange Commission. I Definition Of Core Organic Growth Throughout this presentation, core organic sales growth refers to reported sales growth less the impacts from foreign currency translation, M&A and raw materials pass - through pricing in the Resins & Chemicals business of PMT. The raw materials pricing impact is excluded in instances where raw materials costs are passed through to customers, which drives fluctuations in selling prices not tied to volume growth.

Acquisition Process Delivering Results

Honeywell

	RAE Systems by Honeywell	Intermec by Honeywell	sbc SAIA BURGESS CONTROLS
Identification	• **Portable And Fixed Gas And Radiation Detection** • **Fit:** Leading Technologies For Growth; Minimal Portfolio Overlap • **Sales Synergy Drivers:** Channel And Geographic Expansion	• **Industry Leader In Voice, RFID, And Mobile Printing** • **Fit:** Adding Scale And Technology; Significant SG&A Cost Out • **Sales Synergy Drivers:** Portfolio Expansion; Growing Voice RFID, And Mobile Printing	• **Building Management System For Infrastructure / Tunnels** • **Fit:** Technology And Channel Expansion; Cross Selling Opportunities • **Sales Synergy Drivers:** HGR Expansion And Growth In Infrastructure
Valuation — Purchase Price	~$340M	~$600M	~$130M
Headline Ev/EBITDA	14.7x	17.5x	11.3x
Synergy Adjusted Ev/EBITDA*	5.2x	3.2x	4.4x
Integration* — Sales Growth (5-Year CAGR)	~8%	~5%	~6%
Cost Synergies (vs. Plan)	115%	115%	119%
Return On Investment (At Year 5)	~12%	~18%	~15%

* Based On 2018 Expected Results

Sales And Cost Synergies Exceeding Expectations

Automation and Control Solutions
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Honeywell Investor Conference – March 5, 2014